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                                                                 Exhibit 1(8)(e)

                                     FORM OF
                                SERVICE CONTRACT


With respect to shares of:

( )  Variable Insurance Products Fund - High Income Portfolio
( )  Variable Insurance Products Fund - Equity-Income Portfolio
( )  Variable Insurance Products Fund - Growth Portfolio
( )  Variable Insurance Products Fund - Overseas Portfolio
( )  Variable Insurance Products Fund II - Investment Grade Bond Portfolio
( )  Variable Insurance Products Fund II - Asset Manager Portfolio
( )  Variable Insurance Products Fund II - Contrafund Portfolio
( )  Variable Insurance Products Fund II - Asset Manager: Growth Portfolio
( )  Variable Insurance Products Fund III - Growth Opportunities Portfolio
( )  Variable Insurance Products Fund III - Balanced Portfolio
( )  Variable Insurance Products Fund III - Growth & Income Portfolio

To Fidelity Distributors Corporation:

We desire to enter into a Contract with you for activities in connection with the distribution of shares and the servicing of shareholders of the Fund noted above (the "Fund") of which you are the principal underwriter as defined in the Investment Company Act of 1940 (the "Act") and for which you are the agent for the continuous distribution of shares.

THE TERMS AND CONDITIONS OF THIS CONTRACT ARE AS FOLLOWS:

1. We shall provide distribution and certain shareholder services for our clients who own Fund shares ("clients"), in which services may include, without limitation: sale of shares of the Fund; answering client inquiries regarding the Fund; assistance to clients in changing dividend options, account designations and addresses; performance of subaccounting; processing purchase and redemption transactions, including automatic investment and redemption of client account cash balances; providing periodic statements showing a client's account balance and the integration of such statements with other transactions; arranging for bank wires; and providing such other information and services as you reasonably may request.

2. We shall provide such office space and equipment, telephone facilities and personnel (which may be all or any part of the space, equipment and facilities currently used in our business, or all or any personnel employed by us) as is necessary or beneficial for providing information and services to shareholders of the Fund, and to assist you in servicing accounts of clients.

3. We agree to indemnify and hold you, the Fund, and the Fund's adviser and transfer agent harmless from any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions, of or by us or our officers, employees or agents regarding the purchase, redemption, transfer or registration of shares for our clients. Such indemnification shall survive the termination of this Contract.

     Neither we nor any of our officers, employees or agents are authorized to make any representation concerning Fund shares except those contained in the then current Fund Prospectus, copies of which will be supplied by you to us; and we shall have no authority to act as agent for the Fund or for you.

4. In consideration of the services and facilities described herein, we shall be entitled to receive, and you shall cause to be paid to us by yourself or by Fidelity Management & Research Company, investment adviser of the Fund, such fees as are set forth in the accompanying "Fee Schedule for Qualified Recipients." We understand that the payment of such fees has been authorized pursuant to a Service Plan approved by the

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Board of Trustees of the Fund, and those Trustees who are not "interested persons" of the fund (as defined in the Act) and who have no direct or indirect financial interest in the operation of the Service Plan or in any agreements related to the Service Plan (hereinafter referred to as "Qualified Trustees"), and shareholders of the Fund, that such fees will be paid out of the fees paid to the Fund's investment adviser, said adviser's past profits or any other source available to said adviser; that the cost to the Fund for such fees shall not exceed the amount of the advisory and service fee; and that such fees are subject to change during the term of this Contract and shall be paid only so long as this Contract is in effect.

5. We agree to conduct our activities in accordance with any applicable federal or state laws, including securities laws and any obligation thereunder to disclose to our clients the receipt of fees in connection with their investment in the Fund.

6. You reserve the right, at your discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of the Fund.

7. This contract shall continue in force for one year from the effective date (see below), and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically subject to termination without penalty at any time if a majority of the Fund's Qualified Trustees vote to terminate or not to continue the Service Plan. This Contract is also terminable without penalty at any time the Service Plan is terminated by vote of a majority of the Fund's outstanding voting securities upon 60 days' written notice thereof to us. This Contract may also be terminated by us, for any reason, upon 15 days' written notice to you. Notwithstanding anything contained herein, in the event that the Service Plan shall terminate or we shall fail to perform the distribution and shareholder servicing functions contemplated by this Contract, such determination to be made in good faith by the Fund or you, this Contract is terminable effective upon receipt of notice thereof by us.
This Contract will also terminate automatically in the event of its assignment (as defined in the Act).

8. All communications to you shall be sent to you at your offices, 82 Devonshire Street, Boston, MA 02109. Any notice to us shall be duly given if mailed or telegraphed to us at the address shown in this contract.

9. This Contract shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

Very truly yours,

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Name of Qualified Recipient (Please Print or Type)

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Street                        City           State               Zip Code

By:
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     Authorized Signature

Date:
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NOTE:  Please return two signed copies of this Service Contract to Fidelity
Distributors Corporation. Upon acceptance, one countersigned copy will be returned to you.

FOR INTERNAL USE ONLY:
EFFECTIVE DATE:  JANUARY 1, 1997

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                    FEE SCHEDULE FOR QUALIFIED RECIPIENTS OF


Variable Insurance Products Fund - High Income Portfolio
Variable Insurance Products Fund - Equity-Income Portfolio
Variable Insurance Products Fund - Growth Portfolio
Variable Insurance Products Fund - Overseas Portfolio
Variable Insurance Products Fund II - Investment Grade Bond Portfolio Variable Insurance Products Fund II - Asset Manager Portfolio Variable Insurance Products Fund II - Contrafund Portfolio
Variable Insurance Products Fund II - Asset Manager: Growth Portfolio Variable Insurance Products Fund III - Growth Opportunities Portfolio Variable Insurance Products Fund III - Balanced Portfolio
Variable Insurance Products Fund III - Growth & Income Portfolio


     (1) Those who have signed the Service Agreement, who meet the requirements of paragraph (4) below, and who render distribution, administrative support and recordkeeping services as described therein, will hereafter be referred to as "Qualified Recipients."

     (2) Qualified Recipients who perform distribution services for their clients including, without limitation, sale of Portfolio shares, answering routine client inquiries about the Portfolio(s), completing Portfolio applications for the client, and producing Portfolio sales brochures or other marketing materials, will earn a quarterly fee at an annualized rate of 0.06% (six basis points) of the average aggregate net assets of their clients invested in the Portfolios.

     (3) The fees paid to each Qualified Recipient will be calculated and paid quarterly. Checks will be mailed to each Qualified Recipient by the 30th of the following month.

     (4) In order to be assured of receiving payment under this Agreement for a given calendar quarter, a Qualified Recipient must have insurance company clients with a minimum of $100 million of average net assets in the aggregate in the mutual fund portfolios shown below. For any calendar quarter during which assets in these portfolios are in the aggregate less than $100 million, the amount of qualify assets may be considered to be zero for the purpose of computing the payments due.

Variable Insurance Products Fund - Equity-Income Portfolio
Variable Insurance Products Fund - Growth Portfolio
Variable Insurance Products Fund - Overseas Portfolio
Variable Insurance Products Fund II - Asset Manager Portfolio
Variable Insurance Products Fund II - Contrafund Portfolio
Variable Insurance Products Fund II - Asset Manager: Growth Portfolio Variable Insurance Products Fund III - Growth Opportunities Portfolio Variable Insurance Products Fund III - Balanced Portfolio
Variable Insurance Products Fund III - Growth & Income Portfolio

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                         AMENDMENT TO SERVICE AGREEMENT


     This Amendment to Service Agreement, effective as of the 1st day of January, 1997, modifies an agreement entered into by and between FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY ("FIIOC") and ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY ("Company") as of the 1st day of November, 1995 (the "Agreement").

     WHEREAS, Fidelity now has a third insurance-dedicated mutual fund, Variable Insurance Products Fund III, which the parties are desirous of including in this Agreement; and

     WHEREAS, the parties also desire to make technical amendments to the Agreement;

     NOW, THEREFORE, the parties do hereby agree to amend the Agreement as follows:

     1. The term "Funds" now includes Variable Insurance Products Fund, Variable Insurance Products Fund II, and Variable Insurance Products Fund III.

     2. Paragraph 3 of the Agreement is amended to change the compensation rate from 2 basis points to 4 basis points, and to place a cap on the maximum quarterly payment, by making the following changes:

     (a) Each place that the figure 0.0002 appears, it is hereby replaced with the figure 0.0004, and each place that the words "two basis points" appear they are hereby replaced with "four basis points;" and

     (b)  The following language is hereby added to the end of paragraph 3:
"Notwithstanding anything else in this Agreement, the maximum Payment to which Company shall be entitled with respect to any calendar quarter or stub period is One Million Dollars ($1,000,000)."


     IN WITNESS WHEREOF, the parties have set their hand as of the date first above written.


     FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC.

By:  /s/ Thomas J. Fryer
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     Thomas J. Fryer
     Vice President


     FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

By:  /s/ Richard M. Reilly
    -------------------------------

Name:  Richard M. Reilly
      -----------------------------

Title:  Vice President
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